EXHIBIT 99.1

KLX INC. REPORTS STRONG FIRST QUARTER FINANCIAL RESULTS

WELLINGTON, FL, May 21, 2018 — KLX Inc. (the “Company”) (NASDAQ: KLXI), a leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its first fiscal quarter ended April 30, 2018 financial results.

On a GAAP basis, for the three-month period ended April 30, 2018, as compared to the same period of the prior year, revenues increased 21.3 percent to $499.1 million, while operating earnings increased 25.9 percent to $61.2 million. GAAP net earnings of $31.7 million and net earnings per diluted share of $0.62, increased 72.3 percent and 72.2 percent, respectively, as compared to the three-month period ended April 30, 2017. During the first quarter of 2018, the Company incurred approximately $14.3 million of one-time costs associated with the strategic alternatives review, which resulted in the Company’s announcement that it has reached an agreement to sell its Aerospace Solutions Group (“ASG”) business to The Boeing Company and to spin-off its Energy Services Group (“ESG”) business to shareholders, and the transition to ASG’s new global distribution and operations center. The costs associated with the announced review of strategic alternatives and the new facility transition are collectively referred to as “Costs as Defined.”

FIRST QUARTER HIGHLIGHTS

•            Consolidated revenue growth of 21.3 percent to $499.1 million

•            Consolidated Adjusted operating earnings of $75.5 million increased 55.3 percent(1)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $57.0 million and $1.12 per diluted share, respectively, representing increases of 63.8 percent and 67.2 percent, respectively

(1) Excludes approximately $14.3 million of costs and expenses related to the strategic alternatives review and the transition to ASG’s new global distribution and operations center

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Costs as Defined and amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release includes “Adjusted operating earnings,” “ASG Adjusted operating earnings” and “ESG Adjusted operating earnings,” which exclude Costs as Defined. This release also includes “Adjusted EBITDA,” “ASG Adjusted EBITDA” and “ESG Adjusted EBITDA” which exclude Costs as Defined and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

FIRST QUARTER CONSOLIDATED RESULTS

On a consolidated basis, revenues increased 21.3 percent to $499.1 million, driven by an approximate 11.7 percent increase in ASG revenues and an approximate 74.0 percent increase in ESG revenues. Adjusted operating earnings and Adjusted operating margin were $75.5 million and 15.1 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share increased 63.8 percent and 67.2 percent, to $57.0 million and $1.12 per diluted share, respectively.

“We are pleased to report that 2018 is off to a strong start as both consolidated revenues and operating earnings increased strongly in the first quarter as compared to the same period in the prior year. Our ASG segment delivered solid year-over-year revenue growth, driven by an approximate double-digit percentage increase in both commercial aerospace manufacturing and aftermarket revenues, while our ESG segment continued to generate strong revenue growth and margin expansion on both a year-over-year and sequential quarterly basis,” said Amin J. Khoury, Chairman and Chief Executive Officer of KLX.

FIRST QUARTER SEGMENT RESULTS

For the three months ended April 30, 2018, our ASG segment generated revenues of $388.1 million, an increase of approximately 11.7 percent compared to the same period in the prior year, driven by approximately 5.9 percent organic revenue growth. On a channel basis, aftermarket organic revenue growth of 6.6 percent was particularly strong, driven by a substantial increase in aircraft maintenance activity among MROs, repair shops and airlines in the Americas, Asia and Europe. Revenues from our OEM channel increased 5.4 percent on an organic basis, driven by an increase in activity from commercial aerospace manufacturing customers and initial revenues from the ramp-up of new programs. On a GAAP basis, ASG operating earnings were $54.7 million and operating margin was 14.1 percent. ASG’s Adjusted operating earnings, adjusted to exclude one-time costs related to the strategic alternatives review and the transition to ASG’s new global distribution and operations center, were $65.2 million, or 16.8 percent of revenues. ASG Adjusted EBITDA of $76.1 million was 19.6 percent of revenues.

For the three months ended April 30, 2018, as compared to the same period of the prior year, ESG revenues of $111.0 million reflected organic revenue growth of approximately 74.0 percent. GAAP operating earnings increased $16.6 million, from a loss of $(10.1) million during the first quarter of last year, to a positive $6.5 million in the current quarter, which includes the aforementioned one-time costs. Exclusive of such costs, ESG’s Adjusted operating earnings were $10.3 million in the first quarter, a $20.4 million improvement over the same period last year. Adjusted EBITDA of $22.0 million improved by $20.7 million. As compared to the fourth quarter of 2017, revenues increased by 17.8 percent, Adjusted operating earnings improved by $9.1 million from $1.2 million to $10.3 million and Adjusted EBITDA improved by $9.3 million, or 73.2 percent, to $22.0 million, or approximately 20 percent of revenues.

OUTLOOK

As a result of the pending sale of the Aerospace Solutions Group (ASG) to Boeing, the Company will no longer be providing ASG segment level guidance.

The Company increased its 2018 ESG guidance for revenues, Adjusted operating earnings and Adjusted EBITDA. The Company’s Fiscal 2018 ESG outlook excludes costs related to the strategic alternatives review, including spin-off related expenses.

•                        2018 revenues are expected to increase by approximately 55 percent to approximately $500 million

•                        Adjusted operating earnings are expected to increase approximately $84 million to approximately $65 million

•                        Adjusted EBITDA is expected to increase approximately 300 percent to approximately $110 million, or 22 percent of revenues

•                        The Company expects continued strong organic growth in revenues and earnings in 2019

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to oil and gas exploration and production companies on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017

Revenues	$499.1	$411.3
Cost of sales	359.7	298.4
Selling, general and administrative	78.2	64.3

Operating earnings	61.2	48.6

Interest expense	18.9	19.0

Earnings before income taxes	42.3	29.6

Income tax expense	10.6	11.2

Net earnings	$31.7	$18.4

Net earnings per common share:
Basic	$0.63	$0.36
Diluted	$0.62	$0.36

Weighted average common shares:
Basic	50.1	51.1
Diluted	50.9	51.8

KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	April 30,	April 30,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$298.4	$255.3
Accounts receivable	355.8	316.1
Inventories, net	1,408.3	1,407.9
Other current assets	46.9	51.7
Total current assets	2,109.4	2,031.0
Long-term assets	1,747.7	1,759.0
	$3,857.1	$3,790.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$330.4	$287.5
Total long-term liabilities	1,233.1	1,232.6
Total stockholders’ equity	2,293.6	2,269.9
	$3,857.1	$3,790.0

KLX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$31.7	$18.4
Adjustments to reconcile net earnings to net cash flows provided by (used in) operating activities:
Depreciation and amortization	19.3	16.5
Deferred income taxes	9.4	9.7
Non-cash compensation	5.2	5.9
Provision for inventory reserve	3.9	4.7
Change in allowance for doubtful accounts and sales returns	(0.4)	(2.2)
Loss on disposal of property and equipment	0.3	0.4
Amortization of deferred financing fees	1.1	1.1
Changes in operating assets and liabilities:
Accounts receivable	(39.3)	(43.0)
Inventories	(4.3)	(15.9)
Other current and non-current assets	2.5	(8.3)
Accounts payable	32.1	16.1
Other current and non-current liabilities	11.9	16.6
Net cash flows provided by operating activities	73.4	20.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(27.0)	(14.5)
Net cash flows used in investing activities	(27.0)	(14.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock and other	(0.2)	(14.5)
Net cash flows used in financing activities	(0.2)	(14.5)
Effect of foreign exchange rate changes on cash and cash equivalents	(3.1)	0.8

Net increase (decrease) in cash and cash equivalents	43.1	(8.2)
Cash and cash equivalents, beginning of period	255.3	277.3
Cash and cash equivalents, end of period	$298.4	$269.1

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share” to reflect net earnings before the non-cash charge associated with the revaluation of the Company’s deferred tax assets, Costs as Defined, and the amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill. This release includes “Adjusted operating earnings,” “ASG Adjusted operating earnings” and “ESG Adjusted operating earnings,” which excludes Costs as Defined. This release also includes “Adjusted EBITDA,” “ASG Adjusted EBITDA” and “ESG Adjusted EBITDA,” which excludes non-cash compensation expense and Costs as Defined, which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the Costs as Defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017
Net earnings	$31.7	$18.4
Amortization expense	5.0	4.8
Non-cash compensation	5.2	5.9
Income taxes	10.6	11.2
Costs as defined (1)	14.3	—
Adjusted earnings before tax expense	66.8	40.3
Income taxes	16.8	15.2
Less: impact of goodwill deduction (2)	7.0	9.7
Adjusted income taxes	9.8	5.5
Adjusted net earnings	$57.0	$34.8

Adjusted net earnings per diluted share	$1.12	$0.67

Diluted weighted average shares	50.9	51.8

(1) Costs and expenses related to review of strategic alternatives and transitioning to ASG’s new global distribution and operations center.

(2) For purposes of this calculation, tax benefit of goodwill deduction is limited to income tax at current effective rate for periods ended April 30, 2018 and April 30, 2017 of ~25.1% and ~37.7%, respectively.

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017
Operating earnings	$61.2	$48.6
Costs as defined (1)	14.3	—
Adjusted operating earnings	75.5	48.6
Depreciation and amortization	17.4	16.5
Non-cash compensation	5.2	5.9
Adjusted EBITDA	$98.1	$71.0

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017
ASG operating earnings	$54.7	$58.7
Costs as defined (1)	10.5	—
Adjusted ASG operating earnings	65.2	58.7
Depreciation and amortization	8.3	7.9
Non-cash compensation	2.6	3.1
Adjusted EBITDA	$76.1	$69.7

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING EARNINGS (LOSS)

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2018	April 30, 2017
ESG operating earnings (loss)	$6.5	$(10.1)
Costs as defined (1)	3.8	—
Adjusted ESG operating earnings (loss)	10.3	(10.1)
Depreciation and amortization	9.1	8.6
Non-cash compensation	2.6	2.8
Adjusted EBITDA	$22.0	$1.3

(1) Costs and expenses related to review of strategic alternatives and transitioning to ASG’s new global distribution and operations center

KLX ENERGY SERVICES

RECONCILIATION OF 2018 OUTLOOK; CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

2018 Outlook
(Approximate Amounts)
Operating earnings	$61
Costs as defined (to date)	4
Adjusted operating earnings	65
Depreciation and amortization	35
Non-cash compensation	10
Adjusted EBITDA	$110

CONTACT:

Michael Perlman

Director, Investor Relations

KLX Inc.

(561) 791-5435

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